Exhibit (d)(2)
PROTECTIVE DIMENSIONS V VARIABLE ANNUITY SCHEDULE

CONTRACT NUMBER	ISSUE DATE

OWNER 1	BIRTH DATE OF OWNER 1

OWNER 2	BIRTH DATE OF OWNER 2

ANNUITANT	BIRTH DATE OF ANNUITANT

BENEFICIARY	ANNUITY DATE
As contained in our records

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT

AGENT	INSURANCE REGULATORY AUTHORITY

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT – DCA ACCOUNT 1 – DCA ACCOUNT 2 –

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:
The Contract's NFIR for the Guaranteed Account was established on the Issue Date and will not change.  It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 – April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract's NFIR.

PROTECTIVE DIMENSIONS V VARIABLE ANNUITY SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner's or Annuitant's 86th birthday.

Maximum Annuity Date:	The oldest Owner's or Annuitant's 95th birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner's or Annuitant's 86th birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	0.55% per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	0.10% per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	$50.00
The Contract Maintenance Fee was established on the Issue Date and will not change.  It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds $75,000 on the date the Fee is to be deducted.

Premium Based Fee:
The Premium Based Fee Percentage Table was established on the Issue Date and will not change.  The Premium Based Fee is assessed on quarterly assessment dates that start three months after the Issue Date, and on any day that the Contract is surrendered other than a quarterly assessment date.  Quarterly Premium Based Fees are assessed on each Purchase Payment for a total of 28 quarters (7 years), starting with the first quarterly assessment date on or after the date that Purchase Payment was applied to the Contract.

In order to assess the Premium Based Fee for any Purchase Payment, we must first assign the Purchase Payment to one specific Premium Based Fee percentage that is tiered by cumulative Purchase Payments, as shown in the table below.  The tier assigned to each Purchase Payment is the one that includes the sum of adding that Purchase Payment to all prior Purchase Payments applied to the Contract.  Subsequent Purchase Payments do not change the Fee assigned to any prior Purchase Payment, with one exception:  All Purchase Payments received on or before the Contract's initial quarterly assessment date will be added together for the purpose of determining the tier assigned to each of them.

The quarterly Premium Based Fee for each Purchase Payment is determined by multiplying the Purchase Payment by its quarterly Premium Based Fee percentage.  On any quarterly assessment date, the total quarterly Premium Based Fee is the sum of the quarterly Premium Based Fees determined for each Purchase Payment being assessed on that date.  The Fee is deducted from the Investment Options in the same proportion as their values are to the Contract Value.

Premium Based Fee Percentage Table

Current Purchase Payment Plus All Prior Purchase Payments Applied to the Contract	Annual Premium Based Fee Percentage			Corresponding Quarterly Percentage Assessed
Less than $50,000	0.70%			0.175%
At least $50,000 but less than $100,000	0.64%			0.1600%
At least $100,000 but less than $250,000	0.50%			0.1250%
At least $250,000 but less than $500,000	0.35%			0.0875%
At least $500,000 but less than $1,000,000	0.25%			0.0625%
$1,000,000 or more	0.15%			0.0375%

PROTECTIVE DIMENSIONS V VARIABLE ANNUITY SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES, continued

Surrender Charge:
The Surrender Charge Percentages Table was established on the Issue Date and will not change.  The Surrender Charge is assessed for both surrenders and withdrawals in excess of any free withdrawal amount, but does not apply to amounts paid as a death benefit, applied to an Annuity Option, or taken as a lump sum as of the Annuity Date.  It will be deducted from the amount withdrawn from the Contract Value to satisfy the surrender or withdrawal request.  In order to assess the Surrender Charge, we must:  1) assign each Purchase Payment to a Surrender Charge schedule; 2) associate the amount withdrawn with one or more Purchase Payments; and 3) determine the Surrender Charge based on the Surrender Charge schedule(s) assigned to the associated Purchase Payment(s).

Each Purchase Payment is assigned to one specific Surrender Charge schedule that is tiered by cumulative Purchase Payments, as shown in the table below.  The Surrender Charge tier assigned to each Purchase Payment is the one that includes the sum of adding that Purchase Payment to all prior Purchase Payments applied to the Contract.  Subsequent Purchase Payments do not change the Surrender Charge tier assigned to any prior Purchase Payment, with one exception:  All Purchase Payments received on or before the Contract's initial quarterly assessment date for the Premium Based Fee will be added together for the purpose of determining the Surrender Charge tier assigned to each of them.

The entire amount withdrawn (in excess of any free withdrawal amount) is associated with one or more Purchase Payments as follows:  We allocate the amount withdrawn (in excess of any free withdrawal amount) to Purchase Payments not previously assessed with a Surrender Charge using a “first-in, first-out” (FIFO) basis.  We then allocate any remaining amount withdrawn pro rata to these Purchase Payments.  If no amount withdrawn was allocated to Purchase Payments as described above, we will deem the entire amount withdrawn (in excess of any free withdrawal amount) to be allocated to the most recent Purchase Payment we accepted.

The Surrender Charge percentage applicable to each allocated amount withdrawn is then determined, as shown in the table below, based on:  1) the Surrender Charge tier assigned to the allocated amount's associated Purchase Payment; and 2) how many complete years have elapsed between the date that Purchase Payment was applied to the Contract and the withdrawal or surrender date.  Each allocated amount is multiplied by its applicable Surrender Charge percentage to determine its Surrender Charge.  The total Surrender Charge is the sum of the Surrender Charges determined for each allocated amount.

Surrender Charge Percentages Table

Current Purchase Payment Plus All Prior Purchase Payments Applied to the Contract								Number of Complete Years Elapsed Between the Date the Purchase Payment was Applied to the Contract and the Withdrawal or Surrender Date
	0	1	2	3	4	5	6	7+
Less than $50,000	7.0%	6.0%	6.0%	5.0%	4.0%	3.0%	2.0%	0%
At least $50,000 but less than $100,000	6.0%	5.0%	5.0%	4.0%	3.0%	2.0%	1.0%	0%
At least $100,000 but less than $250,000	5.0%	4.0%	4.0%	3.0%	2.0%	2.0%	1.0%	0%
At least $250,000 but less than $500,000	4.0%	3.0%	3.0%	2.0%	2.0%	1.0%	1.0%	0%
At least $500,000 but less than $1,000,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	0.5%	0%
$1,000,000 or more	2.0%	1.0%	1.0%	1.0%	1.0%	0.5%	0.5%	0%

Free Withdrawal Amount:
The Free Withdrawal Amount was established on the Issue Date and will not change.  It is the Contract Value that may be withdrawn each Contract Year without incurring any Surrender Charge.  During the first Contract Year, the Free Withdrawal Amount is equal to 10% of the cumulative Purchase Payments.  In subsequent Contract Years, it is equal to the greatest of the following:

  the earnings, if any, in the Contract as of the prior Contract Anniversary; or,
  10% of cumulative Purchase Payments as of the prior Contract Anniversary; or,
  10% of the Contract Value as of the prior Contract Anniversary.

For the purpose of determining the Free Withdrawal Amount, 'earnings' (in Item 1 above) equal the Contract Value on the prior Contract Anniversary minus Purchase Payments not previously assessed with a Surrender Charge.  Withdrawals in excess of the Free Withdrawal Amount in any Contract Year are subject to the Surrender Charge described above.

PROTECTIVE DIMENSIONS V VARIABLE ANNUITY SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account
DCA Account 1
DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

AllianceBernstein	Fidelity (continued)
Growth and Income Class B	Total Market Index Service Class 2
Large Cap Growth Class B	Utilities Initial Class
Small Cap Growth Class B	Value Strategies Service Class 2
Small/Mid Cap Value Class B	Franklin Templeton
American Funds® IS	ClearBridge Mid Cap Class II
American High-Income Class 2	ClearBridge Small Cap Growth Class II
Asset Allocation Class 2	Franklin DynaTech Class 2
Capital Income Builder Class 2	Franklin Income Class 2
Capital World Bond Class 2	Franklin Rising Dividends Class 2
Capital World Growth & Income Class 2	Franklin Small Cap Value Class 2
Global Growth Class 2	Franklin Small-Mid Cap Growth Class 2
Global Small Capitalization Class 2	Templeton Developing Markets Class 2
Growth Class 2	Goldman Sachs
Growth-Income Class 2	Core Fixed Income Service Shares
International Class 2	Mid Cap Growth Service Shares
International Growth and Income Class 2	Strategic Growth Service Shares
New World Class 2	Invesco Advisers
The Bond Fund of America Class 2	Comstock Series II
U. S. Government Securities Class 2	Conservative Balanced Series II
Washington Mutual Investors Class 2	Discovery Mid Cap Growth Series II
BlackRock	Equity and Income Series II
60/40 Target Allocation Class III	Global Series II
Global Allocation Class III	Global Real Estate Series II
International Class I	Government Securities Series II
Columbia Threadneedle	Growth and Income Series II
Balanced Class 2	Main Street® Small Cap Series II
Emerging Markets Bond Class 2	Small Cap Equity Series II
Limited Duration Credit Class 2	U.S. Government Money Series I
Select Mid Cap Value Class 2	Lord Abbett
Strategic Income Class 2	Bond Debenture Value Class
Fidelity	Dividend Growth Value Class
Asset Manager Service Class 2	Growth Opportunities Value Class
Asset Manager Growth Service Class 2	Short Duration Income Value Class
Balanced Service Class 2	PIMCO
Bond Index Service Class 2	Low Duration Advisor Class
Contrafund Service Class 2	Real Return Advisor Class
Energy Service Class 2	Short-Term Advisor Class
Extended Market Index Service Class 2	Total Return Advisor Class
FundsManager 60% Service Class 2	T. Rowe Price
FundsManager 85% Service Class 2	All-Cap Opportunities Class I
Health Care Service Class 2	Blue Chip Growth Class II
Index 500 Service Class 2	Health Sciences Class II
International Index Service Class 2	Moderate Allocation Class I
Investment Grade Bond Service Class 2
Mid Cap Service Class 2
Technology Initial Class